UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement to Acquire Williams Industrial Services Group

On November 23, 2004, Global Power Equipment Group Inc. (“GEG”) entered into a Purchase Agreement (the “WISG Purchase Agreement”) with Williams Group International LLC, a Georgia limited liability company (“Seller”), to purchase all of the outstanding limited liability company interests of Williams Specialty Services, LLC (“Specialty Services”), Williams Plant Services, LLC (“Plant Services”) and Williams Industrial Services, LLC (“Industrial Services”), all Georgia limited liability companies. Specialty Services, Plant Services and Industrial Services are collectively referred to as Williams Industrial Services Group, or “WISG.”

The purchase price will consist of an “Equity Purchase Price” payable at closing and a “Deferred Purchase Price.” The Equity Purchase Price is $65.0 million, subject to certain customary adjustments. Of the total Equity Purchase Price, $59.5 million will be paid in cash to Seller at closing, $5.0 million will be deposited by GEG with an escrow agent as an “Indemnity Escrow Amount” and held and released pursuant to the terms and provisions of the WISG Purchase Agreement and an escrow agreement to be entered into at closing, and an additional $0.5 million will be placed into escrow and released upon a final determination of the Equity Purchase Price. Payment of the Deferred Purchase Price is contingent on the attainment by WISG of certain gross profit targets for 2005. The Deferred Purchase Price payable to Seller will range from zero to $0.9 million and will be payable by GEG in cash in 2006.

The WISG Purchase Agreement contains customary representations and warranties and indemnification provisions which terminate at varying times unless the indemnified party has, before the expiration of the right to indemnification, asserted a claim for indemnification to the indemnifying party.

The WISG Purchase Agreement is subject to customary closing conditions. GEG expects to close the acquisition in April of 2005.

Other than in respect of this transaction, there are no material relationships between GEG, the Seller and WISG, or their respective affiliates.

A copy of the WISG Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the WISG Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the WISG Purchase Agreement.

Securities Purchase Agreement

On November 23, 2004, GEG completed a private placement of $69.0 million aggregate principal amount of its 4.25% Convertible Senior Subordinated Notes due 2011 (the “Notes”). GEG intends to use the net proceeds of the offering, together with borrowings under its credit facility and cash on hand, to fund the purchase of WISG described above under “Agreement to Acquire Williams Industrial Services Group.”

The Notes were issued under a Securities Purchase Agreement (the “Securities Purchase Agreement”), among GEG and Kings Road Investments Ltd., Steelhead Investments Ltd., D.B. Zwirn and Co., LP, D.B. Zwirn Special Opportunities Fund Ltd. and HCM/Z Special Opportunities LLC (including any transferees or assignees thereof, the “Investors”). The Securities Purchase Agreement and form of note, which is attached as an exhibit to the Securities Purchase Agreement, provide, among other things, that the Notes will bear interest at a rate of 4.25% per year, which interest is payable semi-annually on May 23 and November 23 of each year, beginning on May 23, 2005. During the occurrence of an “Event of Default” under the Notes, the Notes will bear interest at a rate of 9.25% per year. The Notes are convertible into shares of GEG common stock at an initial conversion price of $10.61 per share of common stock, which is equal to approximately 122% of the volume weighted average price of GEG’s common stock on November 22, 2004. The conversion price is subject to adjustment in certain circumstances.

The Notes will be subordinate in right of payment to GEG’s existing and future “Senior Indebtedness,” including all secured indebtedness of GEG under its credit facility and certain “Indebtedness” permitted under its credit facility, pari passu with certain other Indebtedness permitted under its credit facility and senior in right of payment to any of GEG’s other indebtedness. GEG’s obligations under the Securities Purchase Agreement, Notes and other transaction documents will be guaranteed by all of GEG’s domestic subsidiaries which are borrowers under or guarantors of its credit facility. As long as the Notes are outstanding, GEG and its subsidiaries will not be permitted to incur any indebtedness other than “Permitted Indebtedness,” which includes “Senior Bank Indebtedness” not exceeding the greater of (i) the sum of $100 million plus “Available Cash” or (ii) three times consolidated EBITDA of GEG for the four prior calendar quarters, and “Indebtedness” permitted under the credit facility. A “Triggering Event” will be deemed to occur if GEG incurs any indebtedness in addition to “Permitted Indebtedness,” and at the time of such incurrence, GEG’s trailing 12 months “Consolidated EBITDA” does not equal or exceed $30.0 million or, as a result of the incurrence, GEG’s “Consolidated Leverage Ratio” exceeds 4.75 to 1.0. Within 30 days of the occurrence of a Triggering Event, GEG will be required to offer to redeem all or any portion of the Notes then outstanding at a redemption price equal to the principal balance of the Notes plus all accrued and unpaid interest. If at any time prior to the incurrence of a Triggering Event, the weighted average price of GEG’s common stock equals or exceeds 150% of the conversion price then in effect for a period of 15 out of 30 consecutive trading days, the restrictions on “Permitted Indebtedness” will be removed.

GEG may redeem all or any portion of the Notes, at its option, at any time on or after November 23, 2007 if the weighted average price of GEG’s common stock exceeds 165% of the conversion price then in effect for a period of 20 out of 30 consecutive trading days. At any time beginning on May 23, 2005 and continuing until the date that is the six month anniversary of the date on which a resale registration statement filed by GEG for the common stock issuable upon conversion of the Notes is declared effective, the Investors may, at their option, require GEG to redeem up to $9.0 million of the Notes. Beginning on November 23, 2009, the Investors may, at their option, require GEG to redeem all or any portion of the Notes. In such event, GEG may elect, at its option and subject to certain conditions, to pay up to 50% of the redemption price in shares of GEG common stock valued at 94% of the weighted average price of the Common Stock for the 20-day trading period immediately preceding the redemption date.

GEG will be required to escrow $9.0 million of the proceeds from the sale of the Notes to meet its obligation to redeem up to $9.0 million of the Notes at the option of the Investors. This obligation and the related escrow will survive until the six month anniversary of the date on which the resale registration statement is declared effective. If on or prior to April 30, 2005, the contemplated acquisition of WISG has not been consummated, GEG will be required to escrow an additional $7.65 million of the proceeds from the sale of the Notes for the benefit of the Investors until the WISG acquisition is consummated. The Investors have a right of redemption at a premium to principal and unpaid interest upon the occurrence of an event of default under the Notes or a change of control of GEG. In addition, the terms of the Notes provide certain anti-dilution protection for the Investors.

Pursuant to the Securities Purchase Agreement, GEG has agreed to indemnify the Investors, their affiliates and agents, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Other than in respect of this transaction, there are no material relationships between GEG, the Investors or their respective affiliates.

Copies of the Securities Purchase Agreement, including the form of Note attached thereto as an exhibit, and the Subsidiary Guaranty Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.4, respectively, and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Securities Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Securities Purchase Agreement and related exhibits.

A copy of the press release announcing the completion of the private placement is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, on November 23, 2004, GEG entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. The Registration Rights Agreement requires GEG to file a registration statement with respect to the shares of GEG common stock issuable upon conversion of the Notes within 30 days of the issuance of the Notes and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 120 days of closing. The Registration Rights Agreement also requires GEG to keep the registration statement effective until the earlier of (i) the date on which the Investors have sold all of the shares covered by the registration statement or (ii) the date on which the shares become freely tradeable under Rule 144(k) of the Securities Act. If GEG fails to satisfy its obligations as set forth in the Registration Rights Agreement, GEG will owe the note holders an additional amount in cash at a rate of 0.25% of the principal amount of the Notes for the first 90-day period, 0.50% of the principal amount of the Notes for the following 60-day period and 0.75% of the principal amount of the Notes for each 30-day period thereafter.

Other than in respect of this transaction, there are no material relationships between GEG, the Investors or their respective affiliates.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Registration Rights Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Registration Rights Agreement.

Credit Agreement Amendment

On November 23, 2004, GEG entered into an amendment (the “First Amendment”) to the Credit Agreement, dated as of October 1, 2004, by and among GEG, certain of its subsidiaries, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, US Bank National Association, as Syndication Agent, and Bank of Oklahoma, N.A, as Managing Agent (the “Credit Agreement”).

Among other things, the First Amendment:

•	modifies the definition of the term “Permitted Acquisition” to include the acquisition of WISG;

•	excludes borrowings under the Notes from the prohibition on the creation of additional indebtedness;

•	modifies the definition of the term “Available Cash” for the period ending on the earlier to occur of June 30, 2005 or the closing of the acquisition of WISG, to include the net proceeds from the sale of the Notes;

•	modifies the definition of the term “Available Cash” for the remainder of the loan term to include the amount, if any, in the escrow account maintained by GEG to redeem up to

$9.0 million in Notes at the option of Investors prior to the expiration of six months from the effective date of the resale registration statement for the Common Stock issuable upon conversion of the Notes;

•	modifies the definition of the term “Restricted Payment” to exclude the issuance of GEG common stock and the payment of cash in lieu of fractional shares upon conversion of the Notes;

•	modifies the definition of the term “Permitted Lien” to include amounts deposited into escrow under the Securities Purchase Agreement;

•	requires GEG to repay certain outstanding loans under the Credit Agreement with the net proceeds from the sale of the Notes if the acquisition of WISG is not completed prior to June 30, 2005;

•	modifies the “Maximum Consolidated Leverage Ratio,” the “Minimum Consolidated Fixed Charge Coverage Ratio” and the “Minimum Consolidated Asset Coverage Ratio,” which GEG is required to maintain;

•	adds a new financial covenant requiring GEG to maintain a designated “Maximum Consolidated Senior Leverage Ratio”;

•	excludes the Note documents from the “Limitations on Restricted Actions” covenant;

•	limits the redemption, repayment, purchase, acquisition or defeasance of the Notes for cash, other than mandatory redemptions, prepayments, or puts in accordance with the Note documents;

•	prohibits amendments, supplements or replacements of the Note documents that are materially adverse to the Lenders; and

•	provides that a default by any party with respect to the subordination provisions of, or rights of repayment under, the Securities Purchase Agreement, Note and related documents, which could reasonably be expected to have a material and adverse effect on the rights, remedies or interests of the Lenders, will constitute an “Event of Default” under the cross default provisions of the Credit Agreement.

Other than in respect of the Credit Agreement and First Amendment, there are no material relationships between GEG, GEG’s subsidiaries, the Lenders and their respective affiliates, except that:

•	an affiliate of Bank of America acted as exclusive placement agent in connection with the private placement of the Notes referred to above under “Securities Purchase Agreement”

and sole financial advisor to GEG with respect to the acquisition of WISG described above under “Agreement to Acquire Williams Industrial Services Group”; and

•	some of the Lenders and their affiliates have engaged and may engage in commercial and investment banking transactions with GEG in the ordinary course of business, and also provide or have provided advisory and financial services to GEG.

The Lenders and their affiliates will receive customary fees and commissions for these transactions.

A copy of the First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the First Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the First Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Securities Purchase Agreement, Notes and subsidiary guarantees set forth under “Securities Purchase Agreement” and the description of the First Amendment set forth under “Credit Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On November 23, 2004, GEG concluded a private placement offering of $69.0 million of Convertible Senior Subordinated Notes (the “Notes”), at a price equal to $1.00 for each $1.00 of Notes purchased. The Notes are convertible into shares of GEG common stock at an initial conversion price of $10.61 per share of common stock, which is equal to approximately 122% of the volume weighted average price of GEG’s common stock on November 22, 2004. The conversion price is subject to adjustment in certain circumstances.

A total of $69.0 million in principal amount of Notes were sold resulting in gross proceeds of $69.0 million. After payment of cash selling commission fees in the amount of $2.4 million, GEG received net proceeds of $66.6 million.

The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. There were a total of five purchasers, all of whom were accredited. A legend was placed on each certificate indicating that the Notes have not been registered and are restricted from resale.

Item 7.01	Regulation FD Disclosure.

On November 23, 2004, GEG issued a press release announcing that it has agreed to acquire WISG. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K. This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished or filed herewith:

2	Purchase Agreement dated November 23, 2004, between GEG and Williams Group International LLC.

10.1	Securities Purchase Agreement dated November 23, 2004, among GEG and the Investors, including form of Note.

10.2	Registration Rights Agreement dated November 23, 2004, among GEG and the Investors.

10.3	First Amendment dated as of November 23, 2004, to Credit Agreement, among GEG, certain borrowing subsidiaries of GEG, each of the subsidiary guarantors party thereto, the Lenders, and Bank of America, as Administrative Agent.

10.4	Subsidiary Guaranty Agreement dated November 23, 2004 among each of the subsidiaries of GEG party thereto and the Investors.

99.1	Press Release dated November 23, 2004, issued by GEG.

99.2	Press Release dated November 23, 2004, issued by GEG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: November 30, 2004	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2	Purchase Agreement dated November 23, 2004, between GEG and Williams Group International LLC.

10.1	Securities Purchase Agreement dated November 23, 2004, among GEG and the Investors, including form of Note.

10.2	Registration Rights Agreement dated November 23, 2004, among GEG and the Investors.

10.3	First Amendment dated as of November 23, 2004, to Credit Agreement, among GEG, certain borrowing subsidiaries of GEG, each of the subsidiary guarantors party thereto, the Lenders, and Bank of America, as Administrative Agent.

10.4	Subsidiary Guaranty Agreement dated November 23, 2004, among each of the subsidiaries of GEG party thereto and the Investors.

99.1	Press Release dated November 23, 2004, issued by GEG.

99.2	Press Release dated November 23, 2004, issued by GEG.